Preliminary Proxy Card - Subject to Completion

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

TUATARA CAPITAL ACQUISITION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints [ ] and [ ] (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the shares of ordinary shares of Tuatara Capital Acquisition Corporation ("Tuatara"), a Cayman Islands exempted company, that the undersigned is entitled to vote (the "Shares") at the Extraordinary General Meeting of shareholders of the Company to be held on [ ] at [ ] Eastern Time, in person and virtually over the Internet at [ ] (the "Extraordinary General Meeting"), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 14.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [TBD].

This notice of Special Meeting of Shareholders and accompanying Proxy Statement are available at: [TBD]

TUATARA CAPITAL ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 14.

Please mark vote as indicated in this example ☒

1. The Business Combination Proposal – To consider and vote upon a proposal to approve the transactions contemplated by the amended and restated agreement and plan of merger, dated as of April 14, 2022, as amended by the amendment no. 1, dated as of May 4, 2022 (as it may be further amended or modified from time to time, the "merger agreement"), by and among Tuatara Capital Acquisition Corporation ("Tuatara"), HighJump Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Tuatara ("Merger Sub") and SpringBig, Inc., a Delaware corporation ("SpringBig"), pursuant to which Merger Sub will be merged with and into SpringBig, whereupon the separate corporate existence of Merger Sub will cease and SpringBig will be the surviving company and continue in existence as a subsidiary of New SpringBig (as defined below in proposal 4), on the terms and subject to the conditions set forth therein (the "business combination"). FOR ☐ AGAINST ☐ ABSTAIN ☐

2. The Nasdaq Proposal – To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance by New SpringBig (as defined below) of shares of common stock, par value $0.0001 per share, to (i) certain accredited investors, in each case in a private placement, the proceeds of which will be used to finance the business combination and related transactions and the costs and expenses incurred in connection therewith and (ii) to stockholders of SpringBig. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The Domestication Proposal – To consider and vote upon a proposal to approve by special resolution the change of Tuatara's jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware (the "domestication"). FOR ☐ AGAINST ☐ ABSTAIN ☐

The Organizational Documents Proposals – To consider and vote upon six separate proposals (collectively, the "Organizational Documents Proposals") with respect to material differences between the existing amended and restated memorandum and articles of association of Tuatara (the "existing organizational documents") and the proposed new certificate of incorporation (the "proposed charter") and bylaws (the "proposed bylaws," and, together with the proposed charter, the "proposed organizational documents") of Tuatara following its domestication as a Delaware corporation (the post-domestication entity, "New SpringBig"). FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Organizational Documents Proposal A - To consider and vote upon a proposal to approve by special resolution that the proposed organizational documents of Tuatara to (i) change our name from "Tuatara Capital Acquisition Corporation" to "SpringBig Holdings, Inc." (Tuatara post-domestication, "New SpringBig"), (ii) adopt Delaware as the exclusive forum for certain stockholder litigation, (iii) make New SpringBig's corporate existence perpetual, (iv) remove certain provisions related to our status as a blank check company that will no longer be applicable to us upon consummation of the business combination and (v) grant an explicit waiver regarding corporate opportunities to New SpringBig and its directors, subject to certain exceptions. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. Organizational Documents Proposal B - To consider and vote upon a proposal to approve by special resolution that the proposed organizational documents of Tuatara to divide the board of directors into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. Organizational Documents Proposal C - To consider and vote upon a proposal to approve by special resolution that the proposed organizational documents of Tuatara to provide that the directors, except for Preferred Stock Directors (as defined in the proposed certificate of incorporation of New SpringBig upon the effective time of the domestication substantially in the form attached to this proxy statement/prospectus as Annex B (the "proposed charter")), may only be removed for cause (as defined in the proposed charter). FOR ☐ AGAINST ☐ ABSTAIN ☐

7. Organizational Documents Proposal D - To consider and vote upon a proposal to approve by special resolution that the proposed organizational documents of Tuatara to provide that, subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, shareholders will not have the ability to call a special meeting. FOR ☐ AGAINST ☐ ABSTAIN ☐

8. Organizational Documents Proposal E - To consider and vote upon a proposal to approve by special resolution that the proposed organizational documents of Tuatara to remove the ability of shareholders to act by written consent in lieu of a meeting. FOR ☐ AGAINST ☐ ABSTAIN ☐

9. Organizational Documents Proposal F - To consider and vote upon a proposal to approve by special resolution that the proposed organizational documents of Tuatara to authorize the change in the authorized capital stock of Tuatara from (i) 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 1,000,000 preferred shares, par value $0.0001 per share to (ii) [•] shares of common stock and [•] shares of preferred stock, par value $0.0001 per share. FOR ☐ AGAINST ☐ ABSTAIN ☐

10. The Articles Amendment Proposal – To consider and vote upon a proposal to approve by special resolution the amendment of Tuatara's existing organizational documents to remove the limitation on Tuatara's ability to consummate a business combination, or to redeem Class A ordinary shares in connection with a business combination, if it would cause Tuatara to have less than $5,000,001 in net tangible assets. FOR ☐ AGAINST ☐ ABSTAIN ☐

11. The Notes and Warrants Proposal – To consider and vote upon a proposal to approve, for purposes of satisfying conditions to closing the transactions contemplated by the securities purchase agreement, dated as of April 29, 2022, by and between Tuatara and certain institutional investors, the issuance by New SpringBig of convertible notes, warrants and the underlying common stock of such convertible notes and warrants upon their conversion or exercise, as applicable. FOR ☐ AGAINST ☐ ABSTAIN ☐

12. The Director Election Proposal – To consider and vote upon a proposal to elect seven directors to our board of directors, effective upon the closing of the business combination, with each Class I director having a term that expires at New SpringBig's annual meeting of shareholders in 2023, each Class II director having a term that expires at New SpringBig's annual meeting of shareholders in 2024 and each Class III director having a term that expires at New SpringBig's annual meeting of shareholders in 2025, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death: FOR ALL ☐ FOR ALL EXCEPT ☐ WITHHOLD ALL ☐

Amanda Lannert (Class I)
Jon Trauben (Class I)
Patricia Glassford (Class II)
Phil Schwarz (Class II)
Steven Bernstein (Class III)
Jeffrey Harris (Class III)
Sergey Sherman (Class III)

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name of the nominees on the line below.

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13. The Incentive Plan Proposal – To consider and vote upon a proposal to approve the 2022 Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

14. The Adjournment Proposal – To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the extraordinary general meeting. FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ________________________, 2022

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Signature

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(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN PROPOSALS 1 THROUGH 14 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTSTHEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.